As filed with the United States Securities and Exchange Commission on November 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement

Under

the Securities Act of 1933

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(303) 792-3600

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Ralph E. Hardy, Esq.

Executive Vice President and General Counsel

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(303) 792-3600

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

W. Dean Salter, Esq.

Mashenka Lundberg, Esq.

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer	☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	59,435,758 shares	$15.65	$930,169,612.70	$51,903.47

(1)	Represents the number of shares of Common Stock that are currently issuable upon exchange of National CineMedia, LLC’s common membership units held by the founding member theatre circuits named as selling stockholders on page 26 of this prospectus at the ratio of one common membership unit for one share of Common Stock of National Cinemedia, Inc. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s Common Stock on November 4, 2009, as reported on the Nasdaq Global Market.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated November 5, 2009

National CineMedia, Inc.

59,435,758 Shares of Common Stock

This prospectus relates to the disposition from time to time by our founding member theatre circuits, or the selling stockholders, of 59,435,758 shares of Common Stock, par value $0.01 per share, of National CineMedia, Inc., or NCM, Inc., or Common Stock, issuable upon exchange on a one-for-one basis of common membership units of National CineMedia, LLC, or NCM LLC, the operating company for our business and of which we are a member and the sole manager. Under the terms of the registration rights agreement with the selling stockholders, NCM Inc. is required to register shares of its Common Stock equal to the number of NCM LLC common membership units held by each selling stockholder.

In February 2007, NCM LLC issued 51,850,951 common membership units in the aggregate to the selling stockholders. An additional 7,584,807 common membership units have been issued in the aggregate to the selling stockholders since our initial public offering, or the IPO, in conjunction with new theatres that have been added to our network pursuant to contractual arrangements in effect among NCM, Inc., NCM LLC and the selling stockholders. While we have registered for resale by our selling stockholders NCM, Inc. Common Stock equal to all of the current outstanding common membership units as required by the registration rights agreement executed at the date of the IPO, we have not been advised as of the date of this prospectus that the selling stockholders have any specific plans with respect to their shares. Should any selling stockholder inform us prior to any sale or other disposition of their shares of a change in their plans with respect to those shares, the Company would file a prospectus supplement setting forth such sale plans.

We will not pay any underwriting discounts or commissions on the shares of Common Stock issued to the selling stockholders. We will not receive any proceeds from the sale of Common Stock by the selling stockholders.

Our Common Stock trades on the Nasdaq Global Market under the symbol “NCMI.” On November 4, 2009, the reported last sale price of our Common Stock on the Nasdaq Global Market was $15.65 per share.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 28 for more information about how the selling stockholders may sell or dispose of their shares of Common Stock.

The selling stockholders may resell the Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of Common Stock. We will bear all costs, expenses and fees in connection with the registration of the Common Stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholders may from time to time sell the shares of Common Stock described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain certain specific information about the terms of a particular offering by one or more of the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Common Stock.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

In this document, unless the context otherwise requires:

•	“NCM Inc.,” “the Company,” “we,” “us” or “our” refer to National CineMedia, Inc., a Delaware corporation, and its consolidated subsidiary National CineMedia, LLC;

•

“NCM LLC” refers to National CineMedia, LLC, a Delaware limited liability company, which commenced operations on April 1, 2005, and is the current operating company for our business, which NCM Inc. acquired an interest in, and became a member and the sole manager of, upon completion of our initial public offering, or “IPO,” which closed on February 13, 2007;

•

“AMC” refers to AMC Entertainment Inc. and its subsidiaries, National Cinema Network, Inc., or “NCN,” which contributed assets used in the operations of NCM LLC and formed NCM LLC in March 2005, and American Multi-Cinema, Inc., which became party to an amended and restated exhibitor services agreement, or “ESA,” with NCM LLC upon completion of the IPO;

•

“Cinemark” refers to Cinemark Holdings, Inc. and its subsidiaries, Cinemark Media, Inc., which joined NCM LLC in July 2005, and Cinemark USA, Inc., which became party to an amended and restated ESA with NCM LLC upon completion of the IPO; and

•

“Regal” refers to Regal Entertainment Group and its subsidiaries, Regal CineMedia Corporation, or “RCM,” which contributed assets used in the operations of NCM LLC, Regal CineMedia Holdings, LLC, which formed NCM LLC in March 2005, and Regal Cinemas, Inc., which became party to an amended and restated ESA with NCM LLC upon completion of the IPO.

Business of National CineMedia, Inc.

The Company

NCM, Inc., a Delaware corporation organized on October 5, 2006, is a holding company that manages its consolidated subsidiary NCM LLC, but has no business operations or material assets other than its cash and ownership interest of approximately 41.5% of the common membership units in NCM LLC acquired in connection with our IPO. NCM LLC’s founding members, AMC, Cinemark and Regal, the three largest motion picture exhibition companies in the United States, hold the remaining 58.5% of NCM LLC’s common membership units. Our primary source of cash flow from operations is distributions from NCM LLC pursuant to the NCM LLC operating agreement. We also receive management fees pursuant to a management services agreement between us and NCM LLC in exchange for our providing specific management services to NCM LLC.

NCM LLC has long-term exhibitor services agreements, or ESAs, with NCM LLC’s founding members and multi-year agreements with several other theatre operators whom we refer to as network affiliates. The ESAs and network affiliate agreements grant NCM LLC exclusive rights, subject to limited exceptions, to sell advertising and to distribute entertainment programming and meeting and communication services through our Fathom division to those of the founding members.

The growth of our digital network depends on us entering into new agreements with network affiliates and net increases in the number of screens operated by the founding members of NCM LLC. The common unit adjustment agreement with the founding members of NCM LLC provides a mechanism for adjusting common membership units held by the founding members for increases in the number of net screens arising from acquisition of a theatre or opening of a newly constructed theatre. Theatres acquired by a founding member subject to an agreement with an alternative cinema advertising provider will not be included until certain run out payments are made to NCM LLC by the founding member acquiring the theatre pursuant to its ESA or until such third party cinema advertising agreement expires and the theatre is added to NCM’s network. Decreases in the number of screens are included in the calculation of net screens and the unit adjustment calculation if arising from disposition of a theatre, unless the purchaser or sublessee enters into an agreement with NCM LLC similar to the ESA, the theatre is closed at the end of its lease term or a non-digitized theatre is closed within three years of the end of its lease term.

Overview of the Business

We operate the largest digital in-theatre network in North America that allows us to distribute advertising and Fathom entertainment and business meeting events utilizing our proprietary distribution software and digital content network, or DCN, and digital broadcast network, or DBN. We currently derive revenue principally from the following activities:

•

Advertising: We develop, produce, sell and distribute a branded, on-screen pre-feature entertainment and advertising program called “FirstLook,” along with advertising programming on our lobby entertainment network, or LEN, in theatre lobbies. For the six months ended July 2, 2009, advertising accounted for 86.3% of our total revenue;

•

Entertainment Events: We distribute, through our Fathom division, entertainment programming content to theatres across our DCN (for pre-recorded events) and DBN (for live events). For the six months ended July 2, 2009, Fathom event ticket sales and other revenue accounted for 8.7% of our total revenue; and

•

Business Meetings: We facilitate, through our Fathom division, live and pre-recorded networked and single-site meetings, church services, and corporate marketing/communication events in the movie theatres throughout our theatre network. For the six months ended July 2, 2009, meeting and communication services fees and other revenue accounted for 5.0% of our total revenue.

We believe that the reach, scope and digital delivery capability of our network provide an effective platform for national and local advertisers to reach a large, young and affluent audience on a highly-targeted, engaging and measurable basis. Our network is currently located in 47 states and the District of Columbia and covers all of the top 25, as well as 49 of the top 50, Designated Market Areas®, or DMAs®, and 171 DMAs® in total. DMA® is a registered trademark of Nielsen Media Research, Inc. During 2008, approximately 660 million patrons attended movies shown in theatres currently included in our network (excluding Regal Consolidated Theatres). As of July 2, 2009, we had a total of 16,848 screens in our network as set forth in the table below:

Corporate Information

We are a Delaware corporation organized on October 5, 2006, and our principal executive offices are located at 9110 E. Nichols Ave., Suite 200, Centennial, Colorado 80112-3405. The telephone number of our principal executive offices is (303) 792-3600. We maintain a website at www.ncm.com, on which we post our key corporate governance documents, including our board committee charters and our code of ethics. We also regularly post information about the Company on the Investor Relations page. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Issuer	National CineMedia, Inc.

Selling Stockholders	The selling stockholders identified in the table on page 26.

Securities Offered	59,435,758 shares of our Common Stock.

Use of Proceeds	We will not receive any proceeds from sales of the shares of Common Stock sold from time to time under this prospectus by the selling stockholders. Such shares will be issued upon an exchange of common membership units, which will increase the ownership of NCM, Inc. in NCM LLC.

Risk Factors	An investment in our Common Stock involves a high degree of risk. The “Risk Factors” section beginning on page 4 contains a discussion of factors that you should carefully read and consider before deciding to invest in shares of our Common Stock.

Nasdaq Global Market Symbol	NCMI.

RISK FACTORS

Ownership of our Common Stock involves certain risks. You should consider carefully the following risks, the risks incorporated by reference in this prospectus, including the risks described under the captions “Risks Related to our Business and Industry” and “Risks Related to Our Corporate Structure”, included in our Annual Report on Form 10-K/A for the year ended January 1, 2009 and other information included and incorporated by reference in this document, including our pro forma and historical financial statements and related notes, in evaluating an investment in the Company’s Common Stock. The information incorporated by reference in this prospectus may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

“Risks Related to our Business and Industry” and “Risks Related to Our Corporate Structure”, which we describe in our Annual Report on Form 10-K/A for the year ended January 1, 2009 is incorporated by reference in this prospectus. There have been no material changes from risk factors as previously disclosed in our Annual Report on Form 10-K/A filed on November 5, 2009 with the SEC for the fiscal year ended January 1, 2009.

Risks Related to This Offering

The substantial number of shares that are eligible for sale could cause the market price for our Common Stock to decline or make it difficult for us to sell equity securities in the future

We cannot predict the effect, if any, that market sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price of our Common Stock from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or make future offerings of our equity securities more difficult.

The 42,119,307 shares of Common Stock outstanding at August 4, 2009 are freely tradable, except for 212,965 shares held by our management and independent directors. In addition, the founding members may receive 59,435,758 shares of Common Stock, which are being registered by the registration statement of which this prospectus is a part, upon redemption of their outstanding common membership units of NCM LLC. While we have registered for resale by our founding members NCM, Inc. common shares equal to all of the current outstanding common membership units as required by the registration rights agreement executed at the date of the IPO, we have not been advised as of the date of this prospectus that the founding members have any specific plans with respect to their shares. Should any founding member inform us prior to any sale or other disposition of their shares of a change in their plans with respect to those shares, the Company would file a prospectus supplement setting forth such sale plans.

Additionally, as of August 4, 2009, 611,147 shares of non-vested restricted stock are outstanding and 3,132,229 shares of our Common Stock will be issuable upon exercise of stock options that vest through 2012. As of August 4, 2009, 634,859 stock options have vested and are exercisable at an average exercise price of $17.84 per share. Once the options and restricted stock become vested and/or exercisable, as applicable, to the extent they are not held by one of our affiliates, the shares acquired upon vesting or exercise are freely tradable.

Our stock price may be volatile

Before our IPO in February 2007, there was no public market for our Common Stock, and an active trading market for our Common Stock may not continue. The stock market in general has experienced extreme price and volume fluctuations over the last several months as investment companies have been forced to sell to pay-off debt. These broad market fluctuations or actions of individual holders of our stock may adversely affect the market price of our Common Stock, regardless of our actual operating performance. Our stock price may fluctuate or decline due to a variety of factors, including:

•	actual or anticipated quarterly fluctuations in our operating results;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	changes in the market valuations of other companies;

•	announcements relating to actions of other media companies, strategic relationships, acquisitions or industry consolidation;

•	terrorist acts or wars; and

•	general economic, market and political conditions not related to our business.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, some of the information in this prospectus, including the information we incorporate by reference, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, certain statements under “Risk Factors,” may constitute forward-looking statements. Discussions containing these forward-looking statements are also contained in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K/A and Quarterly Report on Form 10-Q, our Current Reports on Form 8-K, as well as any amendments we make to those filings with the SEC. In some cases, you can identify these “forward-looking statements” by the specific words, including but not limited to “may,” “will,” “should,” “expects,” “forecast,” “project,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. These forward-looking statements involve known and unknown risks and uncertainties, assumptions and other factors, including, but not limited to, the following:

•	national, regional and local economic conditions that may affect the markets in which we operate;

•	the levels of expenditures on advertising in general and cinema advertising in particular;

•	increased competition within the overall advertising industry;

•	technological changes and innovations, including alternative methods for delivering movies to consumers;

•	the popularity of major motion picture releases and level of theatre attendance;

•	shifts in population and other demographics;

•	our ability to renew expiring advertising contracts at favorable rates, or to replace them with new contracts that are comparably favorable to us;

•	our need for, and ability to obtain, additional funding for acquisitions and operations;

•	risks and uncertainties relating to our significant indebtedness and investments;

•	fluctuations in operating costs and capital expenditures;

•	changes in market interest rates; and

•	changes in accounting principles, policies or guidelines.

This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative and not exhaustive. Our actual results, performance or achievements could differ materially from those indicated in these statements as a result of certain factors as more fully discussed under “Risk Factors” above. Our historical financial data discussed prior to the completion of our IPO reflects the historical results of operations and financial position of NCM LLC. Accordingly, historical financial data does not give effect to the reorganization and the NCM LLC senior secured credit facility completed as part of the NCM Inc. IPO.

USE OF PROCEEDS

The proceeds from the sale or other disposition of the Common Stock covered by this prospectus are solely for the accounts of the selling stockholders. We will not receive any proceeds from any sale or other disposition of these shares of Common Stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling stockholders to offer and sell shares of our Common Stock to the public. The selling stockholders may offer for sale some of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price of our Common Stock, as quoted on the Nasdaq Global Market on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the shares offered for resale pursuant to this prospectus may be sold.

SELLING STOCKHOLDERS

Each of the selling stockholders is a founding member of NCM LLC, our operating company subsidiary. Regal CineMedia Holdings, LLC, or RCM, and an entity now merged into American Multi-Cinema, Inc., or AMCI, formed NCM LLC in March 29, 2005. On July 15, 2005, Cinemark Media, Inc., or Cinemark Media, joined NCM LLC as the third founding member. In February 2007, as part of a reorganization related to our IPO, NCM LLC issued an aggregate of 51,850,951 common membership units to the selling stockholders. Pursuant to the common unit adjustment agreement among us, NCM LLC and the founding members or certain of their affiliates, the founding members may be issued additional common membership units or surrender common membership units from time to time, depending on changes in the numbers of movie theatre screens that participate in our advertising services. As of the date of this prospectus, an aggregate of 7,584,807 additional common membership units have been issued to the founding members since our IPO pursuant to these provisions.

The common membership units were issued as “restricted securities” under the Securities Act and are subject to certain restrictions on transfer under NCM LLC’s operating agreement. The common membership units can be exchanged for our Common Stock on a one-to-one basis, except if we exercise our option to exchange the common membership units for cash. This prospectus covers the offer and sale or other disposition by the selling stockholders of 59,435,758 shares of Common Stock issuable to the selling stockholders upon exchange of the common membership units.

We have registered the above-referenced shares to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that, after the date of this prospectus, receive shares of Common Stock issued upon exchange of their common membership units to resell or otherwise dispose of the shares in the manner contemplated under the “Plan of Distribution.”

The selling stockholders may exchange some, all or none of their common membership units for shares of Common Stock (subject to our option to exchange units for cash), and they may sell some, all or none of their shares of Common Stock. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. The shares of Common Stock offered by this prospectus may be offered from time to time by the selling stockholders. As part of the original agreement with the selling stockholders at the time of the IPO, we have agreed to use reasonable best efforts to keep a registration statement effective for each selling stockholder until the earlier of (a) such time as all the shares owned by the selling stockholder as a consequence of their exchange and conversion of the common membership units have been disposed of by the selling stockholder or (b) all such shares may be sold by the selling stockholder in reliance on Rule 144 without restriction. While we have registered for resale by the founding members. Common Stock equal to all of the current outstanding common membership units as required by the registration rights agreement executed at the date of the IPO, we have not been advised as of the date of this prospectus that the founding members have any specific plans with respect to their shares. Should any founding member inform us prior to any sale or other disposition of their shares of a change in their plans with respect to those shares, the Company would file a prospectus supplement setting forth such sale plans.

Since the formation of NCM LLC, AMCI and affiliates of RCM and Cinemark Media have been parties to exhibitor services agreements (as amended from time to time) with NCM LLC, which govern the terms by which NCM LLC provides advertising, digital programming and meeting events in the theatres of the selling stockholders and their affiliates. We and the selling stockholders are also party to a software license agreement related to our provision of services under the exhibitor services agreements. Pursuant to a director designation agreement dated February 13, 2007, between us and the selling stockholders, so long as a selling stockholder owns at least 5% of NCM LLC’s issued and outstanding common membership units, such selling stockholder will have the right to designate a total of two nominees to our ten-member board of directors, who are voted upon by our stockholders. If a selling stockholder’s director designee is not elected, then NCM LLC’s operating agreement provides that each of the selling stockholders with at least 5% of NCM LLC’s issued and outstanding common membership units has approval rights for certain NCM LLC actions. The operating agreement also provides for mandatory distributions from NCM LLC to its members (the selling stockholders and us). Additionally, for as long as a selling stockholder beneficially owns at least 5% of NCM LLC’s issued and outstanding common membership units, our certificate of incorporation provides that supermajority voting is required on certain of our board actions and actions we, in our capacity as sole manager of NCM LLC, may authorize

NCM LLC to take. A tax receivable agreement between us and the selling stockholders provides for our payment of certain tax savings to the selling stockholders. We are also party to a joint defense agreement with the selling stockholders, as well as a registration rights agreement, which pertains to the registration of shares issuable in exchange for NCM LLC common membership units, as contemplated in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares beneficially owned (through exchange rights associated with the common membership units) by each selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of our Common Stock to be owned by each selling stockholder after this offering is completed. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. Information regarding any position, office or other material relationship which any selling stockholder has had with us within the past three years is described above. For additional information regarding relationships between us and the selling stockholders, see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2009, which is incorporated by reference in this prospectus.

Beneficial ownership of a security is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of our Common Stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option or other right or the conversion of any other security. Shares issuable under stock options and warrants not subject to this offering are deemed outstanding for computing the percentage of the person holding options or warrants but are not deemed outstanding for computing the percentage of any other person. As of August 4, 2009, the percentage of beneficial ownership for the following table is based upon 42,119,307 shares of capital stock (excluding certain options) outstanding of NCM, Inc. and 101,555,065 common membership units of NCM LLC outstanding, of which 42,119,307 are owned by NCM, Inc.

Name	Number of Shares Issued at the IPO	Number of Shares Issued Subsequent to the IPO	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered (1)	Shares Beneficially Owned After Offering (2)
			Number of Shares	% of Class		Number of Shares	% of Class
American Multi-Cinema, Inc. and affiliates (3)	17,474,890	1,346,224	18,821,114	30.9%	18,821,114	—	0%
Cinemark Holdings, Inc. and affiliates (4)	13,145,349	2,043,606	15,188,955	26.5%	15,188,955	—	0%
Regal Entertainment Group and affiliates (5)	21,230,712	4,194,977	25,425,689	37.6%	25,425,689	—	0%

TOTAL	51,850,951	7,584,807	59,435,758	58.5%	59,435,758	—	0%

(1)	Assumes exchange of all of the holder’s common membership units into shares of Common Stock on a one-to-one basis.
(2)	Assumes all offered shares are sold and beneficial ownership of any additional shares or securities which are convertible or exchangeable into shares are not acquired. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of their shares covered by this prospectus.
(3)	Includes American Multi-Cinema, Inc., AMC Entertainment Inc., Marquee Holdings Inc., and AMC Entertainment Holdings, Inc. The address of these stockholders is 920 Main Street, Kansas City, Missouri 64105.
(4)	Includes Cinemark USA, Inc. and Cinemark Media, Inc. The address of this stockholder is 3900 Dallas Parkway, Suite 500, Plano, Texas 75093. Represents beneficial ownership as of March 17, 2009 based on the Statement of Beneficial Ownership filed on Schedule 13D/A on April 7, 2009.
(5)	Includes Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918 and Anschutz Company and Phillip F. Anschutz at 555 Seventeenth Street, Suite 2400, Denver, Colorado 80202. Represents beneficial ownership as of March 17, 2009 based on the Statement of Beneficial Ownership filed on Schedule 13D/A on March 26, 2009.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common membership units or shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of determination, may be higher or lower than the market price of our Common Stock on the Nasdaq Global Market.

The selling stockholders may use any one or more of the following methods from time to time when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

In connection with the sale of our shares, the selling stockholders may sell the shares directly or through broker-dealers acting as a principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders, broker-dealers or agents that participate in the sale of the Common Stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The aggregate proceeds to each selling stockholder from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Under the registration agreement, we are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders have severally agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the founding members and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without restriction.

The selling stockholders have advised us that none of them have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its respective shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commission or concessions allowed or re-allowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado.

EXPERTS

The financial statements of National CineMedia, Inc., and subsidiary as of January 1, 2009 and December 27, 2007, the year ended January 1, 2009, and the period February 13, 2007 through December 27, 2007, and for National CineMedia, LLC for the period December 29, 2006 through February 12, 2007, and for the year ended December 28, 2006, included in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph concerning the effects of a restatement and the retrospective adjustment for the change in the Company’s method of accounting for noncontrolling interest. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file electronically with the Securities and Exchange Commission our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. You can request copies of such documents by contacting our Investor Relations Department at National CineMedia, Inc., 9110 E. Nichols Avenue, Suite 200, Centennial, CO 80112-3405, calling 1-800-844-0935 or sending an email to investors@ncm.com. We also make available on or through our website, at www.ncm.com, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC.

Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

You may read and copy any document we file at the following location at the SEC:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like NCM Inc., that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 that registers the securities the selling stockholders are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the year ended January 1, 2009, filed with the SEC on March 6, 2009 (Exhibits only);

•

Our Annual Report on Form 10-K/A for the year ended January 1, 2009, filed with the SEC on November 5, 2009 (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q/A for the quarter ended April 2, 2009, filed with the SEC on November 5, 2009;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended July 2, 2009, filed with the SEC on November 5, 2009;

•	Our Current Reports on Form 8-K, filed with the SEC on March 4, March 19, May 4, and November 5, 2009; and

•

The description of our Common Stock that is contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 2007, including any amendment or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that are related to such items. We also specifically incorporate by reference any documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations

National CineMedia, Inc.

9110 East Nichols Avenue, Suite 200

Centennial, CO 80112-3405

1-800-844-0935

We have not, and the selling stockholders have not, authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

National CineMedia, Inc.

59,435,758 Shares of

Common Stock

PROSPECTUS

            , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration fee	$51,903.47
Accounting fees and expenses	25,000.00
Legal fees and expenses	35,000.00
Printing and engraving	—
Miscellaneous	—

Total	$111,903.47

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law (the “DGCL”) grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. Article Sixth of our Amended and Restated Certificate of Incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends); or for transactions from which the director derived improper personal benefit.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VI of our Amended and Restated Bylaws requires us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article VI also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. As permitted by Section 145 and Section 6.08 of our Amended and Restated Bylaws, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into separate indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (1)

4.3	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (2)

4.4	First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March 16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (3)

4.5	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (2)

4.6	Director Designation Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Cinemark Media, Inc. and Regal CineMedia Holdings, LLC. (2)

4.7	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (2)

5.1	Opinion of Holme Roberts & Owen LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page).*

*	Filed herewith.
(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.
(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on February 16, 2007.
(3)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2009.

ITEM 17.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act to any purchaser, if the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included n the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 5th day of November, 2009.

National CineMedia, Inc.

By:	/S/ KURT C. HALL
Kurt C. Hall
President, Chief Executive Officer and
Chairman

POWER OF ATTORNEY

We, the undersigned officers and directors of National CineMedia, Inc. hereby severally constitute and appoint Kurt C. Hall, Gary W. Ferrera, and Ralph E. Hardy, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 5th day of November, 2009.

Name	Title

/S/ KURT C. HALL Kurt C. Hall	President, Chief Executive Officer and Chairman (Principal Executive Officer)

/S/ GARY W. FERRERA Gary W. Ferrera	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ MICHAEL L. CAMPBELL Michael L. Campbell	Director

/S/ GERARDO I. LOPEZ Gerardo I. Lopez	Director

/S/ LEE ROY MITCHELL Lee Roy Mitchell	Director

Name	Title

/S/ LAWRENCE A. GOODMAN Lawrence A. Goodman	Director

/S/ DAVID R. HAAS David R. Haas	Director

/S/ JAMES R. HOLLAND, JR. James R. Holland, Jr.	Director

/S/ STEPHEN L. LANNING Stephen L. Lanning	Director

/S/ EDWARD H. MEYER Edward H. Meyer	Director

/S/ SCOTT N. SCHNEIDER Scott N. Schneider	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (1)

4.3	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (2)

4.4	First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March 16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (3)

4.5	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (2)

4.6	Director Designation Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Cinemark Media, Inc. and Regal CineMedia Holdings, LLC. (2)

4.7	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (2)

5.1	Opinion of Holme Roberts & Owen LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page).*

*	Filed herewith.
(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.
(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on February 16, 2007.
(3)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2009.